UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2013

Commission file number 001-33606
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VALIDUS HOLDINGS, LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	98-0501001
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

29 Richmond Road, Pembroke, Bermuda HM 08
(Address of principal executive offices)

Registrant's telephone number, including area code: (441) 278-9000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 19, 2013, Validus Holdings, Ltd. (the "Company") appointed Michael Moore to serve as Chief Accounting Officer of the Company. Mr. Moore will report to the Company's Chief Financial Officer. Mr. Moore is a Chartered Accountant with 19 years of experience, 14 of which is in the (re)insurance industry. Prior to joining the Company, Mr. Moore served as Senior Vice-President, Corporate Operations at AXIS Capital Holdings Limited from March of 2007 to May 2013. Prior to that, Mr. Moore served as Chief Accounting Officer at Endurance Specialty Holdings Ltd. from March of 2006 to February of 2007.
On June 19, 2013, the Company entered into an employment agreement with Mr. Moore (the “Employment Agreement”). During Mr. Moore's term of the employment, he will receive a base salary of US$380,000, and he will be eligible for a discretionary annual bonus with a target equal to 100% of his base salary. Mr. Moore will receive an initial equity grant of 11,000 shares of restricted stock of the Company that will vest ratably over four (4) years beginning on June 1, 2014. Mr. Moore will also receive a housing allowance for the period during which his place of employment is Bermuda in the amount of $12,000 per month. He will also be eligible to participate in other employee benefit programs as are in effect for similarly situated executives from time to time.
Mr. Moore's term of employment will continue until the date of termination which is the first to occur of the following: (a) the six (6) month anniversary of the Company providing notice of termination to Mr. Moore; (b) immediately upon the Company providing summary notice pursuant to Section 9 of the Employment Agreement; and (c) the six (6) month anniversary of Mr. Moore providing notice of termination to the Company.
Mr. Moore has also agreed to confidentiality, non-competition and non-solicitation provisions set forth in the Employment Agreement. A copy of the Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Employment Agreement dated as of June 19, 2013 between Validus Holdings, Ltd. and Michael Moore.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2013

VALIDUS HOLDINGS, LTD. (Registrant)
By:	/s/ Robert F. Kuzloski

Name:	Robert F. Kuzloski
Title:	Executive Vice President and General Counsel